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Exhibit 10.14

[Anvil Knitwear, Inc. Letterhead]

January 29, 2004
Effective 2/1/04

Mr. Bernard Geller
681 East 17th Street
Brooklyn, New York 11230

Dear Mr. Geller:

        Please refer to your Employment Agreement dated as of January 30, 2001 (the "Agreement"). The Agreement is hereby amended as follows:

1.
The title "President", set forth in the first "Whereas" clause and in Paragraph "3" of the Agreement, is hereby deleted.

2.
The "Term" of the Agreement is hereby extended through and including January 31, 2007.

3.
The "Initial Salary" specified in subparagraph "4(a)" of the Agreement is hereby amended to read $540,000.

4.
Subparagraph "5(g)" of the Agreement is hereby deleted in its entirety and subparagraph "5(h)" is redesignated as subparagraph "5(g)".

5.
Subparagraph 6(a)(i) is hereby amended by inserting "(in a lump sum)" in the third line after the words "... the Company shall pay to Executive..."

6.
Subparagraph 11(a) is hereby amended by deleting the second proviso in its entirety and amending the first proviso to read as follows: "provided, that if and when the Term of this Agreement is extended beyond the Initial Term, the Noncompete Period shall be the longer of the remaining Term and two years if severance payments were made pursuant to clause (i) of subparagraph 6(a) of this Agreement."

7.
Subparagraph 11(b) is hereby amended by inserting the words "Noncompete Period and for the" immediately preceding the words "Applicable Period" in the second line thereof.

8.
Section 13 is hereby amended by replacing "Chief Executive Officer" with "President" in the "Attention" line for notices to the Company or the Board of Directors.

9.
Section 15 is hereby amended by inserting a period after the word "thereof" in the ninth line thereof.

        Except as hereby amended, all of the other terms of the Agreement shall remain in full force and effect. None of the alterations herein contained shall be construed as affecting any other agreement the Company may have with any employee.

Very truly yours, /s/ Jacob Hollander, EVP
ACCEPTED AND AGREED TO:
/s/ BERNARD GELLER Bernard Geller

Dated:  1/29/04

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  Exhibit 10.14